SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Sapient Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Electronic Delivery of Future Shareholder Communications
Householding of Annual Meeting Materials
PROPOSAL 1 -- ELECTION OF DIRECTORS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Comparative Stock Performance
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

SAPIENT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 10, 2003

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sapient Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, June 10, 2003, at 9:00 a.m., local time, at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts, 02142 (the “Meeting”) for the purpose of considering and voting upon the following matters:

1.	To elect Jerry A. Greenberg and Bruce D. Parker as Class I Directors of the Company for the ensuing three years; and

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

      The Board of Directors has fixed the close of business on Tuesday, April 15, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

      A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2002, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By order of the Board of Directors,

JERRY A. GREENBERG
Co-Chairman and Co-Chief Executive Officer

May 12, 2003

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR BY INTERNET USING THE INSTRUCTIONS INDICATED ON THE ENCLOSED PROXY.

SAPIENT CORPORATION

One Memorial Drive
Cambridge, Massachusetts 02142

PROXY STATEMENT

For Annual Meeting of Stockholders

to be Held June 10, 2003

       Sapient Corporation is furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders for 2003, and at any adjournments thereof (the “Meeting”). The Meeting will be held on Tuesday, June 10, 2003, at 9:00 a.m., local time, at Sapient’s headquarters, located at One Memorial Drive, Cambridge, Massachusetts, 02142. This Proxy Statement is being first delivered to our stockholders on or about May 12, 2003.

      In this Proxy Statement, we use the terms “Sapient,” “the Company,” “we” and “our” to refer to Sapient Corporation and its subsidiaries, and we use the terms “you” and “your” to refer to Sapient stockholders to whom this Proxy Statement is being furnished.

      Your proxy will be voted in accordance with your instructions. If you do not specify a choice, your proxy will be voted in favor of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before its exercise by delivery of a written revocation to: Secretary, Sapient Corporation, at the above address. Your attendance at the Meeting will not itself be deemed to revoke your proxy unless the you give affirmative notice at the Meeting that you intend to revoke your proxy and vote in person.

      We have set Tuesday, April 15, 2003 as the record date for the Meeting. Any stockholder of record at the close of business on the record date will be entitled to vote at the Meeting. On the record date, an aggregate of 120,625,499 shares of our Common Stock, $.01 par value per share (the “Common Stock”), were outstanding and entitled to vote. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. There is no cumulative voting.

      We are mailing the Notice of Meeting, this Proxy Statement, the enclosed proxy and our Annual Report to Stockholders for 2002 to our stockholders on or about May 12, 2003. Our Annual Report to Stockholders for 2002 includes our Annual Report on Form 10-K (without exhibits) for 2002, as filed with the Securities and Exchange Commission. We will, upon written request of any stockholder, furnish without charge additional copies of its Annual Report to Stockholders or Annual Report on Form 10-K (with exhibits), each for 2002. Please address all such requests to us by mail, to Sapient Corporation, Attention: Investor Relations, One Memorial Drive, Cambridge, Massachusetts 02142, or by e-mail, to ir@sapient.com. These documents are also posted on the Investor Relations portion of our Web site at http://www.sapient.com. A copy of our Annual Report on Form 10-K (with exhibits) for 2002 can also be found on the Securities and Exchange Commission’s Web site at http://www.sec.gov.

Electronic Delivery of Future Shareholder Communications

      We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as the Annual Report to Stockholders and the Proxy Statement, you can receive stockholder communications as soon as they become available without waiting for them to arrive in the mail, and submit your votes on stockholder proposals over the Internet. Signing up for electronic delivery also reduces the number of bulky documents in your mail, conserves natural resources and reduces our printing and mailing costs. To sign up for electronic delivery, visit www.icsdelivery.com/sape and enter information for all of your Sapient Corporation stockholdings. Your enrollment will be effective until cancelled. If you have questions about electronic delivery, please contact our Investor Relations department at the address or Web site listed above.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Stockholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you, if you contact our Investor Relations department at the address or Web site listed above. If you are receiving multiple copies at your household and would like to receive only one copy for your household in the future, you should contact your bank, broker, or other nominee record holder, or our Investor Relations department.

Votes Required

      The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting. Directors are elected by a plurality of votes cast, and, therefore, a vote to withhold authority as to a particular Director will have no effect on the outcome of the voting. Because brokers have discretion under the rules of the New York Stock Exchange to vote on the election of Directors without the receipt of instructions from the beneficial owners, there will be no “broker non-votes.”

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information as of April 15, 2003 regarding the beneficial ownership of shares of Common Stock by (i) each person known to us to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for Director, (iii) Jerry A. Greenberg and J. Stuart Moore, our Co-Chief Executive Officers, and the five other executive officers listed in the Summary Compensation Table on page 7 of this Proxy Statement (the “Named Executive Officers”) and (iv) the Directors and executive officers as a group. As of April 15, 2003, there were 120,625,499 shares of Common Stock outstanding.

	Amount and Nature of Beneficial Ownership(1)

			Number of
			Options
			Exercisable
	Number of		By or Before			Percent of
Beneficial Owner	Shares Owned		June 14, 2003	Total		Class

5% Stockholders
Jerry A. Greenberg	20,977,030	(2)	0	20,977,030	(2)	17.4%
Co-Chief Executive Officer
c/o Sapient Corporation
One Memorial Drive
Cambridge, Massachusetts 02142
J. Stuart Moore	20,937,832	(3)	0	20,937,832	(3)	17.4%
Co-Chief Executive Officer
c/o Sapient Corporation
One Memorial Drive
Cambridge, Massachusetts 02142
Franklin Resources, Inc.(4)
One Franklin Parkway
San Mateo, California 02142	8,339,485		0	8,339,485		6.9%
Non-Employee Directors
R. Stephen Cheheyl	79,000		50,334	129,334		*
Dennis H. Chookaszian	0		0	0		*
Darius W. Gaskins, Jr.	90,400		50,334	140,734		*
Gary S. McKissock	0		0	0		*
Bruce D. Parker	2,303		512,296	514,599		*
Other Named Executive Officers
Sheeroy D. Desai	938,028		799,399	1,737,427		1.4%
Alan J. Herrick	79,669		236,416	316,115		*
Steven J. Hoffman	40,000		70,786	110,786		*
Susan D. Johnson	137,476		125,774	263,250		*
All executive officers and Directors, as a group (13 persons)	43,312,646		1,923,997	45,236,643		37.5%

*	Less than 1%

(1)	Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted.

(2)	Includes (i) 2,355,028 shares held by two trusts of which Mr. Greenberg is a co-trustee and over which he shares voting and/or investment control, and (ii) 2,000,000 shares held by two trusts, over which Mr. Greenberg does not have voting or investment control, but in which shares he has a beneficial interest. Mr. Greenberg disclaims beneficial ownership of the shares held by the trusts except to the extent of his pecuniary interest therein.

(3)	Includes (i) 5,022,457 shares held by a trust of which Mr. Moore is a co-trustee and over which he shares investment control, (ii) 2,606,044 shares held by a trust, of which Mr. Moore is a co-trustee and over which he shares investment control, (iii) 798,175 shares held by a trust, of which Mr. Moore’s wife is a co-trustee and over which his wife shares voting and investment control and (iv) 1,074,910 shares held by a trust over which Mr. Moore does not have voting or investment control, but in which shares his children have a beneficial interest. Mr. Moore disclaims beneficial ownership of the shares held by the trusts except to the extent of his pecuniary interest therein.

(4)	The information reported is based on a Schedule 13G, dated February 14, 2002, filed with the Securities and Exchange Commission by Franklin Resources, Inc. (“Franklin”), Charles B. Johnson and Rupert H. Johnson, Jr. Franklin is a registered investment advisor, in which capacity it has shared voting power and shared dispositive power over 8,339,485 shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding capital stock of Franklin.

PROPOSAL 1 — ELECTION OF DIRECTORS

      Our Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at this Meeting, three Class II Directors, whose terms expire in 2004, and two Class III Directors, whose terms expire in 2005 (in all cases, subject to the election and qualification of their successors or their earlier death, resignation or removal). John W. Snow served as a Class III Director from June 2002 to January 2003, at which time Mr. Snow resigned due to his expected confirmation as the United States Secretary of the Treasury. Dennis H. Chookaszian was appointed as a Class III Director on January 22, 2003 to fill the vacancy created by Mr. Snow’s resignation. Gary S. McKissock was appointed as a Class II Director on March 14, 2003 to fill the vacancy created by the resignation of Jürgen Weber in April 2002.

      The persons named in the enclosed proxy will vote each proxy for the election of Jerry A. Greenberg and Bruce D. Parker as Class I Directors, unless authority to vote for the election of either or both of the nominees is withheld by marking the proxy to that effect. Messrs. Greenberg and Parker are both currently Directors of the Company.

      Each Class I Director will be elected to hold office until our Annual Meeting of Stockholders to be held in 2006 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if either nominee should be unable or unwilling to stand for election, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected.

      All of our Directors are listed below with their principal occupation and business experience for at least the past five years, the names of other publicly held companies of which they serve as a Director and their age and length of service as a Director of the Company.

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	During Past Five Years and Other Directorships

Nominees Whose Terms Expire in 2006 (Class I Directors)
Jerry A. Greenberg	37	1991	Mr. Greenberg co-founded Sapient in 1991 and has served as Co-Chairman of the Board of Directors and our Co-Chief Executive Officer since our inception.
Bruce D. Parker	55	1995	Mr. Parker has been a Director since September 1995. He served as Executive Vice President of Sapient from December 1999 until his retirement in July 2002. After his retirement from Sapient, Mr. Parker founded and currently serves as President of the IT Management Group, LLC, a consulting company. Mr. Parker served as Senior Vice President and Chief Information Officer at United Airlines, Inc. from December 1997 until December 1999. From September 1994 to December 1997, Mr. Parker was Senior Vice President — Management Information Systems and Chief Information Officer at Ryder System Inc., a transportation company. Mr. Parker is also a Director of AirNet Systems, Inc., an aviation services company.

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	During Past Five Years and Other Directorships

Directors Whose Terms Expire in 2004 (Class II Directors)
Darius W. Gaskins, Jr.	63	1995	Mr. Gaskins has been a Director since September 1995. He is a founding partner of Norbridge, Inc., formerly Carlisle, Fagan, Gaskins & Wise, Inc., a management consulting firm.
Gary S. McKissock	60	2003	Lt. Gen. McKissock has been a Director since March 2003. Since his retirement from the United States Marine Corps in November 2002, Mr. McKissock has formed a consulting firm which focuses on supply chain management and has served as an advisor to the United States Department of Defense regarding logistics and supply chain management issues. From September 1999 to November 2002, Mr. McKissock was Deputy Commandant, Installations and Logistics at the United States Marine Corps Headquarters in Washington D.C. From September 1998 to September 1999, Mr. McKissock was commander of the Marine Corps Materiel Command. From May 1997 to September 1998, Mr. McKissock was commander of the Marine Corps Logistic Bases.
J. Stuart Moore	41	1991	Mr. Moore co-founded Sapient in 1991 and has served as Co-Chairman of the Board of Directors and our Co-Chief Executive Officer since our inception.
Directors Whose Terms Expire in 2005 (Class III Directors)
R. Stephen Cheheyl	57	1996	Mr. Cheheyl has been a Director since January 1996. Since his retirement in December 1995, Mr. Cheheyl has been a private investor and independent consultant. From October 1994 until December 1995, Mr. Cheheyl served as an Executive Vice President of Bay Networks, Inc., a manufacturer of computer networking products, which was formed through the merger of Wellfleet Communications, Inc. and Synoptics Communications, Inc.
Dennis H. Chookaszian	59	2003	Mr. Chookaszian has been a Director since January 2003. Since his retirement in February 2001, Mr. Chookaszian has served as an independent advisor and board member for various non-profit and for-profit organizations. From November 1999 to February 2001, Mr. Chookaszian was Chairman and Chief Executive Officer of mPower, Inc., a financial advisory firm. From February 1999 to November 2001, Mr. Chookaszian was also Chairman of the Executive Committee of CNA Financial Corporation, a global insurance and financial services holding company. From October 1992 to February 1999, Mr. Chookaszian was Chairman and Chief Executive Officer of CNA Insurance Companies, a global insurance company. Mr. Chookaszian is also a Director of Career Education Corporation, a for-profit educational provider, and InsWeb Corporation, an online insurance portal.

      Information relating to shares of Common Stock owned by each of the Directors is described above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Board and Committee Meetings

      The Board of Directors met eight times during 2002. In 2002, each Director attended at least 87% of the meetings of the Board of Directors and 100% of the meetings of the committees on which he served, except for Mr. Snow, who attended 60% of the meetings of the Board of Directors and 50% of the meetings of the committees on which he served, during the period when he was a Director.

      The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. All of the members of each of our Board committees meet the standard for independence proposed by The Nasdaq Stock Market, except for Mr. Parker, who is a member of our Nominating Committee and was employed by us until July 2002.

      The Audit Committee reviews Sapient’s auditing, accounting, financial reporting and internal control functions and selects Sapient’s independent auditors. Additional duties of the Audit Committee are described below under the heading “Audit Committee Report.” The Audit Committee held six meetings in 2002. The Audit Committee is currently composed of Messrs. Cheheyl, Chookaszian and Gaskins, each of whom is an independent Director. Mr. Gaskins serves as the Chairperson of the Audit Committee. We believe that Messrs. Cheheyl and Chookaszian are each an “audit committee financial expert” within the meaning of Section 407 of the recently-enacted Sarbanes-Oxley Act of 2002.

      The Compensation Committee is responsible for reviewing our overall compensation policies and approving the compensation of our executive officers. The Compensation Committee held seven meetings in 2002. The current members of the Compensation Committee are Messrs. Cheheyl and Gaskins, each of whom is an independent Director. Mr. Cheheyl serves as the Chairperson of the Compensation Committee.

      The Nominating Committee is responsible for identifying, evaluating and nominating potential candidates for our Board of Directors. The Nominating Committee met on an “as needed” basis in 2002 in connection with the election of Mr. Snow to our Board of Directors and the evaluation of other potential candidates. The current members of the Nominating Committee are Messrs. Gaskins and Parker. Mr. Gaskins is an independent Director. Mr. Parker was employed by us until July 2002. Mr. Gaskins serves as the Chairperson of the Nominating Committee.

Director Compensation

      Since July 1, 2002, we have paid each non-employee Director an annual retainer of $15,000, in four equal quarterly installments. Additionally, we pay non-employee Directors the following attendance fees for each meeting attended: $2,000 for attendance in person at a Board meeting and $750 for attendance in person at a committee meeting. If a Director participates in either a Board or committee meeting by telephone, rather than in person, or if the committee meeting is held on the same day and at the same location as a Board meeting, the Director receives one-half of the amounts described above. A non-employee Director who serves as the chairperson of a Board committee is paid an annual retainer of $5,000, in four equal quarterly installments. In addition, we reimburse each non-employee Director for expenses incurred in connection with attending meetings. Directors receive no other cash compensation for serving as Directors.

      Prior to July 1, 2002, we did not pay an annual retainer, but we paid each non-employee Director $3,000 for attendance in person at a Board meeting and $750 for attendance in person at a committee meeting (and at half of those rates under the circumstances described in the preceding paragraph). A non-employee Director who served as the chairperson of a Board committee was paid an annual retainer of $3,000, in four equal quarterly installments. In addition, the Company reimbursed each non-employee Director for expenses incurred in connection with attending meetings. Directors received no other cash compensation for serving as Directors during this period.

      Each non-employee Director is granted stock options annually in connection with their services as a Director. On June 6, 2002, Mr. Cheheyl was granted a stock option to acquire 16,666 shares of Common Stock, and Mr. Gaskins was granted an option to acquire 10,000 shares of Common Stock. All of these options were granted under our 2001 Stock Option Plan, and at an exercise price of $1.54 per share, which was the fair market value of the Common Stock on the grant date. These options vest in three equal annual installments, beginning on the first anniversary of the date of grant.

      Under the 1996 Director Stock Option Plan (the “Director Plan”) approved by our shareholders in 1996, each new non-employee Director elected to the Board is granted, upon his or her initial election, an option to purchase 40,000 shares of Common Stock. All options granted under the Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, vest over a four-year period

(provided the option holder continues to serve as a Director) and expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a Director). 160,000 options remain available for grant under the Director Plan, which provides for the issuance of a maximum of 240,000 shares. Mr. Snow was granted an option under the Director Plan on June 6, 2002 to acquire 40,000 shares of common stock at an exercise price of $1.54 per share, which was the fair market value of the Common Stock on the grant date. This option expired on April 22, 2003 following Mr. Snow’s resignation from the Board.

Compensation of Executive Officers

Summary Compensation Table

      The following table sets forth certain information with respect to the compensation paid in each of the last three fiscal years to the Named Executive Officers.

				Long-Term
				Compensation
				Awards

		Annual		Number of
		Compensation(1)		Shares
				Underlying	Restricted	All Other
Name and		Salary	Bonus	Stock	Stock	Compensation
Principal Position	Year	($)	($)	Options(2)	Awards(3)	($)(4)

Jerry A. Greenberg	2002	50,000	0	—	—	1,250
Co-Chairman of the Board and	2001	50,000	0	—	—	1,250
Co-Chief Executive Officer	2000	50,000	0	—	—	1,094
J. Stuart Moore	2002	50,000	0	—	—	1,250
Co-Chairman of the Board and	2001	50,000	0	—	—	1,250
Co-Chief Executive Officer	2000	50,000	0	—	—	1,094
Sheeroy D. Desai	2002	229,155	0	102,500	35,000	1,250
Executive Vice President and	2001	50,000	7,009	137,500	0	1,250
Chief Operating Officer	2000	50,000	39,880	17,202	0	1,250
Alan J. Herrick	2002	260,406	0	97,500	50,000	181,720
Executive Vice President	2001	221,245	15,750	42,500	0	233,910
	2000	114,583	82,042	1,000	0	82,839
Steven J. Hoffman(5)	2002	245,840	0	75,000	40,000	1,250
Executive Vice President	2001	223,097	31,033	120,000	0	1,250
Susan D. Johnson	2002	212,833	0	51,250	30,000	1,250
Chief Financial Officer and	2001	127,083	6,250	51,250	0	1,250
Senior Vice President	2000	100,000	46,131	42,202	0	1,250
Bruce D. Parker(6)	2002	487,504	0	0	0	1,250
Executive Vice President	2001	325,000	47,133	250,000	0	1,250
	2000	325,000	95,833	100,296	0	1,016

(1)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the Named Executive Officer for such year.

(2)	Messrs. Greenberg and Moore do not participate in our stock plans, due to the significant equity ownership that each of them holds in Sapient.

(3)	The shares of restricted Common Stock granted to the Named Executive Officers vest in four equal annual installments, beginning on the first anniversary of the date of grant. We had not previously granted shares of restricted Common Stock to any of the Named Executive Officers. As of December 31, 2002, the fair market value of the restricted Common Stock granted in 2002 to Messrs. Desai, Herrick and Hoffman and to Ms. Johnson was $71,750, $102,500, $82,000 and $61,500, respectively.

(4)	Amounts shown in this column represent our matching contributions under our 401(k) Plan, except that, with respect to Mr. Herrick, the amount shown in this column also includes $81,589, $232,660, and $180,470 in housing and other living expenses and cost-of-living adjustments which we paid in 2000, 2001 and 2002, respectively, on behalf of Mr. Herrick, in connection with Mr. Herrick’s assignment in London as Managing Director of our European operations.

(5)	Mr. Hoffman joined Sapient as Executive Vice President in January 2001.

(6)	Mr. Parker served as Executive Vice President of Sapient from December 1999 until July 2002. Mr. Parker received a lump sum payment equal to this annual base salary in connection with his retirement in July 2002.

      Each Named Executive Officer has executed an agreement which prohibits him or her from competing with Sapient for a period of 12 months following termination of his or her employment.

Option Grants in Last Fiscal Year

      The following table sets forth certain information regarding options we granted during 2002 to the Named Executive Officers.

	Individual Grants

		Percent of			Potential Realizable
		Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to	Exercise		Price Appreciation for
	Underlying	Employees	or Base		Option Term(3)
	Options	In Fiscal	Price	Expiration
Name	Granted(1)	Year	($/Sh)(2)	Date	5%($)	10%($)

Jerry A. Greenberg(4)	—	—	—	—	—	—
J. Stuart Moore(4)	—	—	—	—	—	—
Sheeroy D. Desai	37,500	*	7.25	1/2/12	170,981	433,287
	65,000	*	1.47	5/31/12	60,091	152,282
Alan J. Herrick	22,500	*	7.25	1/2/12	102,588	259,979
	55,000	*	1.47	5/31/12	50,846	128,854
	20,000	*	1.55	6/18/12	19,496	49,406
Steven J. Hoffman	20,000	*	7.25	1/2/12	91,191	231,093
	55,000	*	1.47	5/31/12	50,847	128,851
		*
Susan D. Johnson	11,250	*	7.25	1/2/12	51,295	129,986
	40,000	*	1.47	5/31/12	36,979	93,710
Bruce D. Parker	—	—	—	—	—	—

*	Less than 1% of total options granted to employees in 2002.

(1)	Represents options granted pursuant to our 2001 Stock Option Plan. The options granted to Messrs. Desai, Herrick and Hoffman and Ms. Johnson for 37,500, 22,500, 20,000 and 11,250 shares, respectively, vest one-third in August 2002, one-third in August 2003 and one-third in February 2005. The options granted to Messrs. Desai, Herrick and Hoffman and Ms. Johnson for 65,000, 55,000, 55,000 and 40,000 shares, respectively, vest in three equal annual installments, beginning on the first anniversary of the first day of the month following the date of grant. The option granted to Mr. Herrick for 20,000 shares vests in full on July 1, 2003.

(2)	The exercise price is equal to the fair market value of our Common Stock on the date of grant.

(3)	Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the ten-year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect any estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock, the option holder’s continued employment through the option period and the date on which the options are exercised.

(4)	Messrs. Greenberg and Moore do not participate in our stock option plans, due to the significant equity ownership that each of them holds in Sapient.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

      None of our Named Executive Officers exercised options to acquire shares of our Common Stock during 2002. The following table summarizes, for each of the Named Executive Officers, the number and value of unexercised options held by such officers on December 31, 2002.

	Number of Shares		Value of Unexercised
	Underlying		In-the-Money
	Unexercised		Options at Fiscal
	Options at Fiscal		Year-End
	Year-End		(Exercisable/
	(Exercisable/		Unexercisable)
Name	Unexercisable)		($)(1)

Jerry A. Greenberg(2)	—/	—	—/	—
J. Stuart Moore(2)	—/	—	—/	—
Sheeroy D. Desai	747,299/	273,903	1,070,867/	37,700
Alan J. Herrick	178,387/	169,329	0/	41,900
Steven J. Hoffman	35,836 /	159,164	0/	31,900
Susan D. Johnson	87,510 /	128,992	0/	23,200
Bruce D. Parker	512,296 /	0	0/	0

(1)	Represents the difference between the last reported sale price per share ($2.05) of the Common Stock on December 31, 2002, as reported on the Nasdaq National Market, and the exercise price.

(2)	Messrs. Greenberg and Moore do not participate in our stock option plans, due to the significant equity ownership that each of them holds in Sapient.

Change of Control Arrangements

      In November 1999, we entered into an agreement with Mr. Parker which provided that, in the event of a change in control of Sapient or termination of Mr. Parker’s employment without cause, the vesting of his options would accelerate and we would make certain payments to him. In the event of certain unsolicited changes in control of Sapient, (i) all of Mr. Parker’s outstanding stock options would vest immediately and (ii) we would pay him a lump sum amount equal to three times his then annual base salary and target bonus. In the event of certain solicited changes in control of Sapient, the vesting of Mr. Parker’s stock options would accelerate by 24 months. For 24 months following any change in control of Sapient, if Mr. Parker’s employment was terminated without cause or if he resigned for certain stated reasons, (i) all of his outstanding stock options would immediately vest and (ii) we would pay him a lump sum amount equal to two times his then annual base salary and target bonus. Absent a change of control, if we terminated Mr. Parker’s employment without cause, then the vesting of his stock options would accelerate by 24 months, and if Mr. Greenberg was then our Co-Chief Executive Officer, we would pay him a lump sum amount equal to his then annual base salary and target bonus, but if Mr. Greenberg was not then our Co-Chief Executive Officer, we would pay Mr. Parker a lump sum amount equal to two times his then annual base salary and target bonus. All stock options held by Mr. Parker immediately would vest upon his retirement following age 60. Upon Mr. Parker’s retirement from Sapient in July 2002, the terms of the foregoing agreement were superceded, and we paid him a lump sum amount equal to his annual base salary and we accelerated the vesting of all stock options held by him.

      In June 2002, in connection with their services as a Director, Messrs. Cheheyl and Gaskins were granted an option to purchase 16,666 and 10,000 shares of Common Stock, respectively, under our 2001 Stock Option

Plan. Under the terms of the applicable stock option agreement with each of Messrs. Cheheyl and Gaskins, the vesting of shares under the option will be accelerated by twelve months in the event of a change in control of Sapient.

Certain Relationships and Related Transactions

Investment in HWT, Inc.

      In 1998, we and certain third parties created HealthWatch Technologies, LLC (“HealthWatch”) for the purpose of performing Medicaid fraud, abuse and overpayment detection and collection services to state governments. HealthWatch was created after our Board of Directors determined that it would not be in Sapient’s best interest to directly provide such services. Certain family members of Messrs. Greenberg and Moore were also investors in HealthWatch. At June 30, 2000, we owned 44% of HealthWatch’s outstanding equity interests and the family members of Messrs. Greenberg and Moore owned approximately 12% of HealthWatch’s outstanding equity interests. In addition, Messrs. Greenberg and Moore had loaned HealthWatch approximately $2.4 million.

      On July 2, 2000, HealthWatch was converted into HWT, Inc. (“HWT”), and we invested an additional $2.0 million in HWT. This additional investment resulted in our assuming control of HWT as of that date. The loans outstanding to Messrs. Greenberg and Moore, together with accrued interest at an annual rate of 8%, were converted into HWT common stock at the time of this additional investment. After the July 2000 investment, we owned approximately 55% of HWT’s common stock, and Messrs. Greenberg and Moore and certain of their family members owned approximately 21% of HWT’s common stock. The financial accounts of HWT have been included in our consolidated financial statements since July 2000.

      On January 24, 2003, we increased our ownership percentage in HWT to 69% by purchasing a total of 587,092 shares of HWT common stock from Messrs. Greenberg and Moore, for a total purchase price of $557,737, in cash. The purchase price per share paid to Messrs. Greenberg and Moore was $0.95, which represented a substantial loss from their cost basis per share of $5.00. Messrs. Greenberg and Moore are no longer shareholders of HWT. We also commenced a tender offer on January 24, 2003 to purchase the remaining shares of HWT, for $1.05 per share, in cash. The tender offer period expired on February 24, 2003. As a result of the tender offer, we purchased a total of 773,151 shares of HWT common stock, for a total purchase price of $811,809, and our ownership percentage in HWT increased from 69% to 85%.

      Prior to engaging in the above-referenced transactions, our Board of Directors first obtained an independent valuation of the fair market value of HWT’s common stock. The valuation firm concluded that the fair market value of each share of HWT common stock was between $1.05 per share and $1.29 per share. After considering this valuation, the Board of Directors decided to offer to pay $1.05 for each outstanding share of HWT common stock in the tender offer, and $0.95 per share for each outstanding share of HWT common stock owned by Messrs. Greenberg and Moore. The Board of Directors believed that the $0.95 per share price for Messrs. Greenberg and Moore was advisable to counter any perception that Messrs. Greenberg and Moore received a favorable price for their HWT shares because of their positions as Sapient executive officers and Directors. The Board of Directors then obtained a fairness opinion, in which the valuation firm opined that the $1.05 and $0.95 purchase prices were fair, from a financial point of view, to Sapient shareholders. The firm did not express any opinion as to whether the $1.05 or $0.95 purchase prices were fair to the shareholders of HWT or Messrs. Greenberg and Moore, respectively.

      We engaged in the above-described transactions for two reasons. First, we believe that HWT continues to be a good strategic fit with our long-term business objectives. By increasing our ownership in HWT, we are able to more closely align HWT’s business, financial results and executive management with its own. Second, we purchased all of the HWT shares owned by Messrs. Greenberg and Moore in order to eliminate any appearance of a potential conflict of interest that might be deemed to arise from Messrs. Greenberg and Moore owning stock of both HWT and Sapient, while also serving as our Co-Chairmen and Co-CEOs. Although we do not believe that their ownership of HWT shares has presented any actual conflict of interest to date, we wanted to avoid the possibility of any such conflict arising in the future.

Issuance of Convertible Notes

      On January 31, 2000, we entered into a strategic relationship with a client which included, among other things, Sapient becoming a preferred supplier to that client and its numerous affiliated entities. As part of the relationship, Messrs. Greenberg and Moore each issued a $10.0 million convertible note to the client. Messrs. Greenberg and Moore entered into the convertible notes after our Board of Directors determined that it would not be in our best interest to directly enter into such a transaction. The notes were convertible into shares of our Common Stock owned by Messrs. Greenberg and Moore at a conversion rate equal to the closing price of our Common Stock as of the close of business on the date the convertible notes were executed. The client’s ability to convert the notes was subject to certain vesting restrictions, based on the client’s payment of certain levels of consulting revenues within prescribed timeframes. During the three months ended June 30, 2002, Messrs. Greenberg and Moore each repaid these notes in full. The client had not converted any portion of the notes into shares of our Common Stock prior to the repayment and there are no future conversion rights which remain in existence.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee is composed solely of two independent Directors, Messrs. Cheheyl and Gaskins. Mr. Cheheyl is the Chairperson of the Compensation Committee. The Compensation Committee is responsible for reviewing Sapient’s overall compensation policies and, with the input of the Co-Chief Executive Officers, setting the compensation of Sapient’s executive officers. The Compensation Committee also retains outside consultants from time to time to provide advice regarding trends in compensation practices and comparative benchmarking data.

Compensation Philosophies and Goals

      Sapient’s executive compensation program for 2002, which consisted of a combination of base salary, cash bonuses, stock options and restricted common stock, was designed in large part to align executive incentives with our strategic goals. Accordingly, a material portion of the total cash compensation potentially payable to Sapient’s executive officers was directly linked to the achievement of specified goals. By tying compensation to the achievement of Sapient’s objectives, Sapient believes that a performance-oriented environment is created for our executives and other employees.

      Sapient’s executive compensation program for 2002 was also intended to align executive and stockholder interests by providing executives with an equity interest in Sapient through the granting of stock options and restricted common stock. However, because Messrs. Greenberg and Moore, our founders, each already hold a significant equity stake in Sapient, they do not participate in Sapient’s stock option plans. The stock option grants for the other executive officers were recommended by the Co-Chief Executive Officers to the Compensation Committee for approval. The Compensation Committee based its review of each of the recommended grants on its evaluation of the executive’s responsibilities, the executive’s past, present and expected future contributions to Sapient, the executive’s current stock and option holdings and the equity awards made by comparable companies to their executive officers.

      In addition to structuring its executive compensation program in a manner which will reward executives for the achievement of Sapient’s objectives, we also seek to use our compensation program to attract and retain key executives.

Compensation in 2002

Cash Compensation

      The overall cash compensation payable to Sapient’s executive officers is composed of base salary and bonus payments. The base salaries of the executive officers for 2002 were determined by the Compensation Committee, with input from our Co-Chief Executive Officers. For our Co-Chief Executive Officers, the Compensation Committee approved the recommendation from Messrs. Greenberg and Moore that they each receive a nominal base salary of $50,000 for 2002, based on their significant equity ownership in Sapient. The

Compensation Committee, therefore, determined the base salaries for the Co-Chief Executive Officers based not on Sapient’s performance, but, rather, on their significant equity ownership in Sapient and their recommendation of a nominal salary.

      In keeping with Sapient’s desire to create a performance-oriented environment through its compensation program, the bonus component is a material percentage of the overall cash compensation potentially payable to our executive officers. In 2002, our executive officers and other members of senior management participated in one bonus plan for the year, which was included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2001. The Compensation Committee was responsible for approving the target amount of bonus compensation payable to each executive officer under this bonus plan, after considering the recommendations of the Co-Chief Executive Officers. The Compensation Committee was also responsible for determining the amount of the bonus pool to be established under each Sapient bonus plan.

      Under the bonus plan that applied to our executive officers in 2002, each executive officer’s actual bonus compensation was first based on the achievement of specified company-wide revenue and profitability goals. If these revenue and profitability goals were not met, no bonus payments would be made. If these revenue and profitability goals were met, a bonus funding pool would be established under the terms of the bonus plan. The allocation of this pool among the bonus plan participants was then based on the achievement of additional specified goals. For those executive officers that are affiliated with one of Sapient’s business units, the achievement of these additional specified goals was measured as follows:

•	Profitability. Up to 40 percent of the executive officer’s target bonus compensation was based on the achievement of specified profitability goals for the applicable business unit.

•	Revenue. Up to 20 percent of the executive officer’s target bonus compensation was based on the achievement of specified revenue goals for the applicable business unit.

•	Employee Retention. Up to 20 percent of the executive officer’s target bonus compensation was based on the achievement of specified employee retention goals for the applicable business unit.

•	Client Project Satisfaction. Up to 20 percent of the executive officer’s target bonus compensation was based on a weighted average of client satisfaction scores for the applicable business unit, which are collected by the business unit in writing throughout the year in connection with each client project.

      For those executive officers that are not affiliated with one of Sapient’s business units, but, rather, have company-wide responsibilities, the achievement of these additional specified goals was measured as follows:

•	Employee Retention. Up to 25 percent of the executive officer’s target bonus compensation was based on the achievement of specified employee retention goals for Sapient.

•	Client Project Satisfaction. Up to 50 percent of the executive officer’s target bonus compensation was based on a weighted average of client satisfaction scores for Sapient, which are collected by Sapient in writing throughout the year in connection with each client project.

•	Budget Efficiency. Up to 25 percent of the executive officer’s target bonus compensation was based on the achievement of specified budget efficiency goals for Sapient.

      In 2002, the specified company-wide revenue and profitability goals were not met, and, accordingly, none of the target bonus amounts were paid to the executive officers.

Stock Options and Restricted Stock

      During 2002, the Named Executive Officers, excluding Messrs. Greenberg and Moore, received options to purchase an aggregate of 326,250 shares of Common Stock, at a weighted average exercise price of $3.09 per share, as indicated in the “Option Grants in Last Fiscal Year” table. These options represented 4.4% of all options granted by Sapient in 2002. On October 23, 2002, the Named Executive Officers, excluding Messrs. Greenberg and Moore, also received grants of 155,000 shares of restricted Common Stock, with a fair market value of $1.25 per share on the date of grant, as indicated in the “Summary Compensation Table.” We had not previously granted restricted stock to any of the Named Executive Officers. The timing and size of these awards to the Named Executive Officers were recommended by the Co-Chief Executive Officers to the Compensation Committee, which approved them.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, Sapient structures and administers its stock incentive plans, other than certain awards under the 1996 Equity Stock Incentive Plan, in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our stock incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such compensation is appropriate and in the best interests of Sapient and its stockholders.

R. Stephen Cheheyl, Chairperson
Darius W. Gaskins, Jr.

Report of the Audit Committee

      The Audit Committee is composed solely of three independent Directors, Messrs. Cheheyl, Chookaszian and Gaskins. Mr. Gaskins serves as the Chairperson of the Audit Committee. The members of the Audit Committee are independent Directors, as defined by our charter and both the currently effective and proposed rules of The Nasdaq National Market.

      The Audit Committee acts under a written charter first adopted and approved on June 14, 2000. A copy of this charter was attached to our Proxy Statement for the 2001 Annual Meeting of Stockholders, which can be found on the Securities and Exchange Commission’s Web site at http://www.sec.gov.

      The Audit Committee is responsible for overseeing and monitoring the Company’s internal controls and financial reporting. The Audit Committee is also responsible for selecting and removing the independent auditors, overseeing and monitoring the performance of an independent audit of the Company’s financial statements by the Company’s independent auditors and approving non-audit services rendered by the independent auditors. The Audit Committee reviews and evaluates, and discusses with Sapient’s management, internal accounting and financial personnel and/or independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of Sapient’s consolidated financial statements;

•	Sapient’s annual and quarterly financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders, and other financial disclosure documents;

•	significant changes in Sapient’s accounting practices, principles, controls and methodologies;

•	significant developments and changes in accounting rules applicable to Sapient;

•	the adequacy of Sapient’s internal controls and accounting and financial personnel; and

•	the selection, and plan for, the annual activities of Sapient’s internal auditors.

      The Audit Committee reviewed Sapient’s audited financial statements for the fiscal year ended December 31, 2002, and discussed these financial statements with our financial management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) (“SAS 61”) with PricewaterhouseCoopers LLP (“PwC”), our independent auditors. SAS 61 requires our independent auditors to discuss with Sapient’s Audit Committee, among other things: methods to account for significant unusual transactions; the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and disagreements with management over the application of accounting principles.

      In connection with the 2002 audit, PwC provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) (“ISB 1”). ISB 1 requires auditors annually to disclose in writing all relationships that, in the auditors’ professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence with the Audit Committee. The Audit Committee discussed the ISB 1 letter with PwC, and affirmed the independence of the auditors in light of the disclosures contained in the letter. The Audit Committee also considered the non-auditing services provided by PwC to Sapient in 2002 and concluded that they did not compromise PwC’s independence.

      In October 2002, the Audit Committee adopted additional procedures to ensure PwC’s independence. First, the Audit Committee specified certain types of prohibited, “non-audit” services which the Company would not be authorized to obtain from PwC. Second, the Audit Committee specified the types of “non-audit” services that would be permitted. For those types of “non-audit” services that were permitted, the Audit Committee required the Company to obtain approval from the Audit Committee, in advance, for each “non-audit” service provided by PwC to the Company, where the fees payable by Sapient for such service were anticipated to exceed $50,000 in the aggregate.

      In reliance on its review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Sapient’s Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee also reviewed and approved the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Annual Report on Form 10-K, and the selection and description of the critical accounting policies disclosed therein.

      The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing, and are not experts in these fields. Sapient does believe that Messrs. Cheheyl and Chookaszian are each an “audit committee financial expert” within the meaning of Section 407 of the recently-enacted Sarbanes-Oxley Act of 2002. The members of the Audit Committee serve in an oversight role only, and therefore must rely on information and representations provided to them by Sapient’s management and its independent auditors. Accordingly, the Audit Committee’s oversight does not guarantee that the audit of Sapient’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Sapient’s auditors are, in fact, independent.

Darius W. Gaskins, Jr., Chairperson
R. Stephen Cheheyl
Dennis H. Chookaszian

Selection of Independent Auditors

      The Board of Directors, based on the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as our independent auditors. A representative of PwC is expected to be present at the Annual Meeting to answer questions, and to make a statement if he or she so desires.

Statement of Independent Auditors Fees and Services

      Aggregate fees for professional services rendered for the Company by PwC as of, and for, the years ended December 31, 2001 and 2002 were as follows. We have reclassified certain fees for 2001 to conform to the method of presentation for the fees for 2002.

Type of Services	2001	2002

Audit	$409,530	$355,430
Audit-Related	74,625	24,200
Tax	885,005	229,095
All Other	0	0

Total	$1,369,160	$608,725

      The Audit fees for the years 2001 and 2002 were for audits of our consolidated financial statements, statutory audits, issuance of consents and assistance with review of our filings with the Securities and Exchange Commission.

      The Audit-Related fees for the years 2001 and 2002 were for employee benefit plan audits and accounting consultations.

      The Tax fees for the years 2001 and 2002 were for tax compliance and reporting services, including assistance with the preparation of tax returns, and tax planning and tax advice.

      We did not have any fees for any other services rendered by PwC for the years 2001 or 2002.

      In October 2002, the Audit Committee specified certain types of prohibited, “non-audit” services which we would not be authorized to obtain from PwC. The Audit Committee also established a policy regarding the pre-approval of permissible non-audit services, and specified the types of non-audit services that would be permissible. This policy requires that the Audit Committee approve, in advance, each “non-audit” service provided by PwC for which fees were anticipated to exceed $50,000 in the aggregate. Because these requirements were only recently adopted by the Audit Committee, the “under $50,000” exception was not used in 2001 and was used for only a portion of 2002, and, accordingly, information regarding the percentage of fees paid to PwC in 2001 or 2002 for which the “under $50,000” exception was used is not applicable.

Comparative Stock Performance

      The following graph compares the cumulative five-year total stockholder return on our Common Stock from December 31, 1997 through December 31, 2002, with the cumulative total return on (i) the Nasdaq Composite Index and (ii) the Goldman Sachs Technology Index — Computer Services Index. The comparison assumes the investment of $100 on December 31, 1997, in our Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Sapient Corporation	$100	$182.86	$920.41	$155.92	$100.83	$26.78

Nasdaq Composite Index	$100	$139.63	$259.13	$157.31	$124.20	$85.05

GSTI Computer Services Index	$100	$124.65	$156.30	$140.23	$148.48	$93.34

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes, as of December 31, 2002, the number of options issued under our stock option plans and the number of options available for future issuance under these plans.

			(c) Number of securities remaining available
	(a) Number of securities to	(b) Weighted-average	for future issuance under equity
	be issued upon exercise of	exercise price of	compensation plans, excluding securities
Plan Category	outstanding options(1)(2)	outstanding options	reflected in column (a)(3)

Equity compensation plans approved by security holders	23,175,662	$14.12	21,864,297
Equity compensation plans not approved by security holders	Not Applicable	Not Applicable	Not Applicable

Total	23,175,662	$14.12	21,864,297

(1)	This table excludes an aggregate of 60,581 shares issuable upon exercise of outstanding options we assumed in connection with two acquisition transactions. The weighted average exercise price of the excluded options is $5.11.

(2)	13,663,395 of the shares listed in column (a) may be issued in the form of restricted stock, pursuant to the terms of our 1996 Equity Stock Incentive Plan and our 1998 Stock Incentive Plan. No shares of restricted stock are available for issuance under our other stock option plans.

(3)	Column (c) includes those shares that were available for issuance under our 2002 Employee Stock Purchase Plan on December 31, 2002, including 719,994 shares that were subsequently purchased in the offering period ended February 28, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive officers and holders of more than 10% of our Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Based solely on a review of reports submitted, and representations made, to us, we believe that during 2002 our executive officers, Directors and holders of more than 10% of our Common Stock complied with all Section 16(a) filing requirements.

OTHER MATTERS

      The Board of Directors knows of no business which will be presented for consideration at the Meeting, other than those items described above. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

      We will pay the costs of soliciting proxies. In addition to solicitations by mail, our Directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile, e-mail and personal interviews. We reserve the right to retain outside agencies for the purpose of soliciting proxies. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse them for their out-of-pocket expenses in connection with this distribution.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for our 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, One Memorial Drive, Cambridge, Massachusetts 02142, no later than January 13, 2004.

      Under our by-laws, if a stockholder wishes to present a proposal before the 2004 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of Sapient at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2004 Annual Meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2004 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting, the proxies designated by our Board of Directors will have discretionary authority to include such proposal among the matters to be voted upon at the Meeting, and to vote on any such proposal, if included.

By Order of the Board of Directors,

Jerry A. Greenberg
Co-Chairman and Co-Chief Executive Officer

May 12, 2003

      THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR SUBMIT YOUR PROXY BY PHONE OR BY INTERNET USING THE INSTRUCTIONS INDICATED ON THE ENCLOSED PROXY. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY, EVEN IF THEY HAVE PREVIOUSLY SUBMITTED THEIR PROXIES.

SAPIENT CORPORATION
ONE MEMORIAL DRIVE
CAMBRIDGE, MA 02142

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sapient Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SAPNTP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SAPIENT CORPORATION

Vote On Directors		For All	Withhold All	For All Except
1.	To elect Jerry A. Greenberg and Bruce D. Parker as Class I Directors of the Company for the ensuing three years.	☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SAPIENT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2003

Those signing on the reverse side, revoking all prior proxies, hereby appoint(s) J. Stuart Moore and Susan D. Johnson, and each of them, with full power of substitution, as Proxies, to represent and vote, as designated hereon, all shares of stock of Sapient Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held Tuesday, June 10, 2003, at 9:00 a.m., Boston time, at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE